NEWS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Michael J. Blodnick
(406) 751-4701
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED JUNE 30, 2015

HIGHLIGHTS:

•
Net income of $29.3 million for the current quarter, an increase of 6 percent from the prior quarter $27.7 million net income and an increase of 2 percent from the prior year second quarter net income of $28.7 million.

•
Current quarter diluted earnings per share of $0.39, an increase of 5 percent from the prior quarter $0.37 diluted earnings per share and an increase of 3 percent from the prior year second quarter diluted earnings per share of $0.38.

•	The loan portfolio increased $120 million, or 10 percent annualized, during the current quarter.

•	Non-interest bearing deposits of $1.731 billion, increased $55.6 million, or 13 percent annualized, during the current quarter.

•
Gain of $7.6 million on the sale of residential real estate loans in the current quarter increased $2.2 million, or 40 percent, over the prior quarter and $2.8 million, or 59 percent, over the prior year second quarter.

•	Dividend declared of $0.19 per share, an increase of $0.01 per share, or 6 percent, over the prior quarter. The dividend was the 121st consecutive quarterly dividend declared by the Company.

•	Announced Randall (“Randy”) M. Chesler to become president of Glacier Bank and to succeed Mick Blodnick as Chief Executive Officer of Glacier Bancorp, Inc. in 2017.

•	The Company successfully converted Community Bank, Inc.’s core system over to the Company’s core system during the current quarter.

Results Summary

	Three Months ended			Six Months ended
(Dollars in thousands, except per share data)	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014
Net income	$29,335	27,670	28,677	57,005	55,407
Diluted earnings per share	$0.39	0.37	0.38	0.76	0.74
Return on average assets (annualized)	1.39%	1.36%	1.47%	1.37%	1.43%
Return on average equity (annualized)	11.05%	10.72%	11.45%	10.89%	11.25%

KALISPELL, MONTANA, July 23, 2015 - Glacier Bancorp, Inc. (Nasdaq: GBCI) reported net income of $29.3 million for the current quarter, an increase of $658 thousand, or 2 percent, from the $28.7 million of net income for the prior year second quarter. Diluted earnings per share for the current quarter was $0.39 per share, an increase of $0.01, or 3 percent, from the prior year second quarter diluted earnings per share of $0.38. Included in the current quarter non-interest expense was $1.4 million of one-time expenses including conversion related expenses. “It was another very strong quarter for earnings especially in the area of non-interest income as we exceeded our projections in most categories,” said Mick Blodnick, President and Chief Executive Officer.  “We generated excellent organic loan growth, once again allowing us to reduce the investment portfolio and still increase net interest income.  Hopefully, the pace of loan growth we achieved in the first half of the year can be carried through the last half,” Blodnick said.

Net income for the six months ended June 30, 2015 was $57.0 million, an increase of $1.6 million, or 3 percent, from the $55.4 million of net income for the same period in the prior year. Diluted earnings per share for the six months ended June 30, 2015 was $0.76 per share, an increase of $0.02, or 3 percent, from the diluted earnings per share for the same period in the prior year.

On February 28, 2015, the Company completed the acquisition of Montana Community Banks, Inc. and its subsidiary, Community Bank, Inc. (collectively, “CB”). The Company successfully converted CB’s core system over to the Company’s core system during the current quarter. The Company incurred $833 thousand of legal and professional expenses in connection with the CB acquisition and conversion during the current year. Goodwill of $1.1 million resulted from the acquisition which was based on the estimated fair value of the assets acquired and liabilities assumed. The Company’s results of operations and financial condition include the acquisition of CB from the acquisition date and the following table provides information on the fair value of selected classifications of assets and liabilities acquired:

(Dollars in thousands)	February 28, 2015
Total assets	$175,774
Investment securities	42,350
Loans receivable	84,689
Non-interest bearing deposits	41,779
Interest bearing deposits	105,041
Federal Home Loan Bank advances and other borrowed funds	3,292

Asset Summary

					$ Change from
(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Jun 30, 2014	Mar 31, 2015	Dec 31, 2014	Jun 30, 2014
Cash and cash equivalents	$355,719	183,466	442,409	202,358	172,253	(86,690)	153,361
Investment securities, available-for-sale	2,361,830	2,544,093	2,387,428	2,559,411	(182,263)	(25,598)	(197,581)
Investment securities, held-to-maturity	593,314	570,285	520,997	483,557	23,029	72,317	109,757
Total investment securities	2,955,144	3,114,378	2,908,425	3,042,968	(159,234)	46,719	(87,824)
Loans receivable
Residential real estate	635,674	637,465	611,463	587,340	(1,791)	24,211	48,334
Commercial	3,529,274	3,426,016	3,263,448	3,023,915	103,258	265,826	505,359
Consumer and other	642,483	624,188	613,184	592,024	18,295	29,299	50,459
Loans receivable	4,807,431	4,687,669	4,488,095	4,203,279	119,762	319,336	604,152
Allowance for loan and lease losses	(130,519)	(129,856)	(129,753)	(130,636)	(663)	(766)	117
Loans receivable, net	4,676,912	4,557,813	4,358,342	4,072,643	119,099	318,570	604,269
Other assets	602,035	619,439	597,331	572,125	(17,404)	4,704	29,910
Total assets	$8,589,810	8,475,096	8,306,507	7,890,094	114,714	283,303	699,716

Total investment securities decreased $159 million, or 5 percent, during the current quarter and decreased $88 million, or 3 percent, from June 30, 2014. The decrease in the investment portfolio during the current quarter was the result of the Company redeploying security payments into the loan portfolio, although the Company continues to selectively purchase investment securities in the volatile market with its excess liquidity. Investment securities represented 34 percent of total assets at June 30, 2015 compared to 35 percent at December 31, 2014 and 39 percent at June 30, 2014.

The loan portfolio increased $120 million, or 3 percent, during the current quarter. The loan category with the largest dollar and percent increase during the current quarter was commercial loans which increased $103 million, or 3 percent. Excluding the CB acquisition and the First National Bank of the Rockies (“FNBR”) acquisition in August 2014, the loan portfolio increased $382 million, or 9 percent, since June 30, 2014 with $322 million of the increase coming from growth in commercial loans.

During the current quarter, the merger of the Federal Home Loan Bank (“FHLB”) of Seattle and the FHLB of Des Moines was completed with minimal disruption to the Company. As a result of the merger, FHLB of Seattle stock of $29.4 million was redeemed by FHLB of Des Moines.

Credit Quality Summary

	At or for the Six Months ended	At or for the Three Months ended	At or for the Year ended	At or for the Six Months ended
(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Jun 30, 2014
Allowance for loan and lease losses
Balance at beginning of period	$129,753	129,753	130,351	130,351
Provision for loan losses	1,047	765	1,912	1,361
Charge-offs	(2,598)	(1,297)	(7,603)	(3,324)
Recoveries	2,317	635	5,093	2,248
Balance at end of period	$130,519	129,856	129,753	130,636
Other real estate owned	$26,686	28,124	27,804	26,338
Accruing loans 90 days or more past due	618	2,357	214	980
Non-accrual loans	56,918	60,287	61,882	75,147
Total non-performing assets [1]	$84,222	90,768	89,900	102,465
Non-performing assets as a percentage of subsidiary assets	0.98%	1.07%	1.08%	1.30%
Allowance for loan and lease losses as a percentage of non-performing loans	227%	207%	209%	172%
Allowance for loan and lease losses as a percentage of total loans	2.71%	2.77%	2.89%	3.11%
Net charge-offs as a percentage of total loans	0.01%	0.01%	0.06%	0.03%
Accruing loans 30-89 days past due	$28,474	33,450	25,904	18,592
Accruing troubled debt restructurings	$64,336	69,397	69,129	73,981
Non-accrual troubled debt restructurings	$32,664	34,237	33,714	35,786
__________
1 As of June 30, 2015, non-performing assets have not been reduced by U.S. government guarantees of $5.0 million.

Non-performing assets at June 30, 2015 were $84.2 million, a decrease of $6.5 million, or 7 percent, during the current quarter. Non-performing assets at June 30, 2015 decreased $18.2 million, or 18 percent, from a year ago. Land, lot and other construction loans (i.e., regulatory classification) continues to be the largest category and was $42.8 million, or 51 percent, of the non-performing assets at June 30, 2015. The Company has continued to make progress by reducing this category the past few years and the category decreased $2.8 million, or 6 percent, from the prior quarter. Early stage delinquencies (accruing loans 30-89 days past due) of $28.5 million at June 30, 2015 decreased $5.0 million from the prior quarter and increased $9.9 million from the prior year second quarter.

The allowance for loan and lease losses (“allowance”) was $131 million at June 30, 2015 and continued to remain stable compared to the prior periods. The allowance was 2.71 percent of total loans outstanding at June 30, 2015 compared to 2.89 percent at December 31, 2014 and 3.11 percent for the same quarter last year. The reduction in the allowance as a percentage of total loans was driven primarily by loan growth, stabilizing credit quality, and no allowance carried over from bank acquisitions as a result of the acquired loans recorded at fair value.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net (Recoveries) Charge-Offs	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Second quarter 2015	$282	$(381)	2.71%	0.59%	0.98%
First quarter 2015	765	662	2.77%	0.71%	1.07%
Fourth quarter 2014	191	1,070	2.89%	0.58%	1.08%
Third quarter 2014	360	364	2.93%	0.39%	1.21%
Second quarter 2014	239	332	3.11%	0.44%	1.30%
First quarter 2014	1,122	744	3.20%	1.05%	1.37%
Fourth quarter 2013	1,802	2,216	3.21%	0.79%	1.39%
Third quarter 2013	1,907	2,025	3.27%	0.66%	1.56%

Net recoveries of loans for the current quarter were $381 thousand compared to net charge-offs of $662 thousand for the prior quarter and $332 thousand from the same quarter last year. The current quarter provision for loan losses of $282 thousand decreased $483 thousand from the prior quarter and increased $43 thousand from the prior year second quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of the loan loss provision.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

					$ Change from
(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Jun 30, 2014	Mar 31, 2015	Dec 31, 2014	Jun 30, 2014
Non-interest bearing deposits	$1,731,015	1,675,451	1,632,403	1,464,938	55,564	98,612	266,077
Interest bearing deposits	4,827,642	4,783,341	4,712,809	4,280,898	44,301	114,833	546,744
Repurchase agreements	408,935	425,652	397,107	315,240	(16,717)	11,828	93,695
Federal Home Loan Bank advances	329,470	298,148	296,944	607,305	31,322	32,526	(277,835)
Other borrowed funds	6,665	6,703	7,311	7,367	(38)	(646)	(702)
Subordinated debentures	125,776	125,741	125,705	125,633	35	71	143
Other liabilities	103,856	106,536	106,181	78,698	(2,680)	(2,325)	25,158
Total liabilities	$7,533,359	7,421,572	7,278,460	6,880,079	111,787	254,899	653,280

Non-interest bearing deposits of $1.731 billion at June 30, 2015, increased $55.6 million, or 3 percent, from the prior quarter. Excluding the CB and FNBR acquisitions, non-interest bearing deposits increased $144 million, or 10 percent, from June 30, 2014. Interest bearing deposits of $4.828 billion at June 30, 2015 included $197 million of wholesale deposits (i.e., brokered deposits classified as NOW, money market deposits and certificate accounts). Excluding the $14.1 million decrease in wholesale deposits, interest bearing deposits at June 30, 2015 increased $58.4 million, or 1 percent, during the current quarter. Excluding the CB and FNBR acquisitions and the decrease of $18.1 million in wholesale deposits, interest bearing deposits at June 30, 2015 increased $230 million, or 6 percent, from June 30, 2014.

FHLB advances of $329 million at June 30, 2015 increased $31.3 million, or 11 percent, during the current quarter as the Company took advantage of attractive term borrowings that were available from the FHLB of Seattle prior to the merger with FHLB of Des Moines. FHLB advances as of June 30, 2015, decreased $278 million, or 46 percent, from June 30, 2014 as growth in deposits and continued balance sheet restructuring reduced the need for additional borrowings.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Jun 30, 2014	Mar 31, 2015	Dec 31, 2014	Jun 30, 2014
Common equity	$1,051,011	1,035,497	1,010,303	985,809	15,514	40,708	65,202
Accumulated other comprehensive income	5,440	18,027	17,744	24,206	(12,587)	(12,304)	(18,766)
Total stockholders’ equity	1,056,451	1,053,524	1,028,047	1,010,015	2,927	28,404	46,436
Goodwill and core deposit intangible, net	(142,344)	(143,099)	(140,606)	(137,815)	755	(1,738)	(4,529)
Tangible stockholders’ equity	$914,107	910,425	887,441	872,200	3,682	26,666	41,907

Stockholders’ equity to total assets	12.30%	12.43%	12.38%	12.80%
Tangible stockholders’ equity to total tangible assets	10.82%	10.93%	10.87%	11.25%
Book value per common share	$13.99	13.95	13.70	13.56	0.04	0.29	0.43
Tangible book value per common share	$12.10	12.05	11.83	11.71	0.05	0.27	0.39
Market price per share at end of period	$29.42	25.15	27.77	28.38	4.27	1.65	1.04

Tangible stockholders’ equity of $914 million at June 30, 2015 increased $3.7 million, or less than 1 percent, from the prior quarter which was primarily the result of earnings retention which offset the decrease in accumulated other comprehensive income. Tangible stockholders’ equity increased $41.9 million from a year ago as the result of earnings retention and Company stock issued in connection with the CB and FNBR acquisitions, both of which offset the decrease in accumulated other comprehensive income. Tangible book value per common share of $12.10 increased $0.05 per share from the prior quarter and increased $0.39 per share from the prior year second quarter.

Cash Dividend
On June 30, 2015, the Company’s Board of Directors declared a cash dividend of $0.19 per share, an increase of $0.01 per share, or 6 percent, over the prior quarter. The dividend was payable July 16, 2015 to shareholders of record on July 10, 2015. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended June 30, 2015
Compared to March 31, 2015 and June 30, 2014

Income Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014	Mar 31, 2015	Jun 30, 2014
Net interest income
Interest income	$78,617	77,486	73,963	1,131	4,654
Interest expense	7,369	7,382	6,528	(13)	841
Total net interest income	71,248	70,104	67,435	1,144	3,813
Non-interest income
Service charges, loan fees, and other fees	15,445	14,156	14,747	1,289	698
Gain on sale of loans	7,600	5,430	4,778	2,170	2,822
(Loss) gain on sale of investments	(98)	5	(48)	(103)	(50)
Other income	2,855	3,102	3,027	(247)	(172)
Total non-interest income	25,802	22,693	22,504	3,109	3,298
	$97,050	92,797	89,939	4,253	7,111
Net interest margin (tax-equivalent)	3.98%	4.03%	3.99%

Net Interest Income
In the current quarter, interest income of $78.6 million increased $1.1 million, or 1 percent from the prior quarter. The current quarter increase in interest income was primarily driven by increases in interest income on commercial loans. Income on commercial loans of $40.7 million increased $1.7 million, or 4 percent, from the prior quarter. In addition, interest income increased $4.7 million, or 6 percent, over the prior year second quarter and was also attributable to higher interest income on commercial loans. The current quarter interest income on commercial loans increased $5.4 million, or 15 percent, over the prior year second quarter primarily the result of an increased volume in commercial loans. Interest income on investment securities of $22.0 million decreased $1.0 million, or 4 percent, over the prior quarter and decreased $1.9 million, or 8 percent, over the prior year second quarter principally due to a decreased volume of investment securities.

The current quarter interest expense of $7.4 million decreased $13 thousand, or less than 1 percent, from the prior quarter. The current quarter interest expense increased $841 thousand from the prior year second quarter, such increase attributed to the interest expense associated with the interest rate swap which started interest expense accruals in the fourth quarter of 2014. The total cost of funding (including non-interest bearing deposits) for the current quarter was 40 basis points compared to 42 basis points for the prior quarter and 39 basis points in the prior year second quarter.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.98 percent compared to 4.03 percent in the prior quarter. The 5 basis points decrease in the current quarter net interest margin was primarily driven by an 8 basis points reduction attributable to the investment portfolio. The reduction in the investment portfolio coupled with additional liquidity caused the cash balance to build through the quarter. The Company’s current quarter net interest margin decreased 1 basis point from the prior year second quarter net interest margin of 3.99 percent. “The Bank divisions continue to achieve strong growth in their non-interest bearing deposit balances as well as low-cost interest bearing deposit balances,” said

Ron Copher, Chief Financial Officer. “Moreover, the Bank divisions maintained discipline over the pricing of their interest bearing balances,” Copher said.

Non-interest Income
Non-interest income for the current quarter totaled $25.8 million, an increase of $3.1 million, or 14 percent, over the prior quarter and an increase of $3.3 million, or 15 percent, over the same quarter last year. Service fee income of $15.4 million, increased $1.3 million, or 9 percent, from the prior quarter as a result of seasonal activity and increased $698 thousand, or 5 percent, from the prior year second quarter as a result of the increased number of deposit accounts. “Fee income has been exceptional through the first six months of the year, but especially the most recent quarter,” said Blodnick.  “All the hard work our banks have done the past five years to build their customer base is paying off. A larger customer base allows us more engagement with these individuals and businesses and the opportunity to provide more products and services resulting in greater revenue.” Gain of $7.6 million on the sale of the residential loans in the current quarter increased $2.2 million, or 40 percent, from the prior quarter and increased $2.8 million, or 59 percent, from the prior year second quarter as a result of an increase in mortgage refinancing and purchase activity. Other non-interest income for the current quarter decreased $247 thousand, or 8 percent, over the prior quarter and decreased $172 thousand, or 6 percent, over the prior year second quarter. Included in other income was operating revenue of $5 thousand from other real estate owned (“OREO”) and a gain of $318 thousand from the sale of OREO, a combined total of $323 thousand for the current quarter compared to $417 thousand for the prior quarter and $615 thousand for the prior year second quarter.

Non-interest Expense Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014	Mar 31, 2015	Jun 30, 2014
Compensation and employee benefits	$32,729	32,244	28,988	485	3,741
Occupancy and equipment	7,810	7,362	6,733	448	1,077
Advertising and promotions	2,240	1,927	1,948	313	292
Data processing	1,593	1,249	2,032	344	(439)
Other real estate owned	1,377	758	566	619	811
Regulatory assessments and insurance	1,006	1,305	1,028	(299)	(22)
Core deposit intangibles amortization	755	731	693	24	62
Other expenses	12,435	9,921	10,685	2,514	1,750
Total non-interest expense	$59,945	55,497	52,673	4,448	7,272

Compensation and employee benefits for the current quarter increased by $485 thousand, or 2 percent, from the prior quarter due to the increased number of employees from the CB acquisition. Compensation and employee benefits for the current quarter increased by $3.7 million from the prior year second quarter due to of the increased number of employees from the CB and FNBR acquisitions and salary increases. Current quarter occupancy and equipment expense increased $1.1 million, or 16 percent, from the prior year second quarter as a result of added costs associated with the CB and FNBR acquisitions. The current quarter advertising expense increased $313 thousand, or 16 percent, from the prior quarter and increased $292 thousand, or 15 percent, as a result of the Company actively marketing to its customer base. The current quarter data processing expense increased $344 thousand, or 28 percent, from the prior quarter as a result of conversion related expenses and general increases during the current quarter. The current quarter data processing expense decreased $439 thousand, or 22 percent, from the prior year second quarter as a result of conversion related expenses in the prior year second quarter. The current quarter OREO expense of $1.4 million included $437 thousand of operating expense, $846 thousand of fair value write-downs, and $93 thousand of loss from the sales of OREO. Current quarter other expenses of $12.4 million increased by $2.5 million, or 25 percent, from the prior quarter primarily from expenses connected with equity investments in New Market Tax Credits (“NMTC”) projects and conversion related expenses. The NMTC expenses are more than offset by the tax benefits included in federal income tax expense. Current quarter other expense increased $1.8 million, or 16 percent, from the prior year second quarter due to conversion related expenses.

Efficiency Ratio
The efficiency ratio for the current quarter was 55.91 percent and the prior year second quarter was 54.73 percent. The 1.18 percent increase in efficiency ratio resulted from increases in non-interest expense driven by increased compensation and other operational expenses, which exceeded the increases in net interest income from an increase in earning assets and increases in non-interest income from greater mortgage refinancing activity. The efficiency ratio was also negatively impacted by the higher efficiency ratios from the recently acquired banks; however, the Company expects synergies to be realized in the near term.

Operating Results for Six Months ended June 30, 2015
Compared to June 30, 2014

Income Summary

	Six Months ended		$ Change	% Change
(Dollars in thousands)	Jun 30, 2015	Jun 30, 2014
Net interest income
Interest income	$156,103	$148,050	$8,053	5%
Interest expense	14,751	13,168	1,583	12%
Total net interest income	141,352	134,882	6,470	5%
Non-interest income
Service charges, loan fees, and other fees	29,601	27,995	1,606	6%
Gain on sale of loans	13,030	8,373	4,657	56%
Loss on sale of investments	(93)	(99)	6	(6)%
Other income	5,957	5,623	334	6%
Total non-interest income	48,495	41,892	6,603	16%
	$189,847	$176,774	$13,073	7%
Net interest margin (tax-equivalent)	4.00%	4.01%

Net Interest Income
Net interest income for the first six months of the current year was $141 million, an increase of $6.5 million, or 5 percent, over the same period last year. Interest income for the first six months of the current year increased $8.1 million, or 5 percent, from the prior year first six months and was principally due to an increase in income from commercial loans. Current year interest income of $79.7 million on commercial loans increased $9.4 million, or 13 percent, from the first half of last year and was primarily the result of an increased volume of commercial loans. Current year interest income of $44.9 million on investment securities decreased $3.3 million, or 7 percent, over the same period last year, as a result of a combined decreased rate on investment securities and decreased volume of investment securities.

Interest expense for the first six months of the current year increased $1.6 million, or 12 percent, from the prior year first six months and was due to the interest expense associated with the interest rate swap which started interest expense accruals in the fourth quarter of 2014. The total funding cost (including non-interest bearing deposits) for the first six months of 2015 was 41 basis points compared to 39 basis points for the first six months of 2014.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the first six months of 2015 was 4.00 percent, a 1 basis point decrease from the net interest margin of 4.01 percent for the first six months of 2014.

Non-interest Income
Non-interest income of $48.5 million for the first half of 2015 increased $6.6 million, or 16 percent, over the same period last year. Service charges and other fees of $29.6 million for the first six months of 2015 increased $1.6 million, or 6 percent, from the same period last year driven by the increased number of deposit accounts and increases from recent acquisitions. The gains of $13.0 million on the sale of residential loans for the first half of 2015 increased $4.7 million, or 56 percent, from the first half of 2014 resulting from a pickup in mortgage refinancing and purchase activity. Included in other income was operating revenue of $75 thousand from OREO and gains of $665 thousand from the sales of OREO, which totaled $740 thousand for the first half of 2015 compared to $1.4 million for the same period in the prior year.

Non-interest Expense Summary

	Six Months ended		$ Change	% Change
(Dollars in thousands)	Jun 30, 2015	Jun 30, 2014
Compensation and employee benefits	$64,973	$57,622	$7,351	13%
Occupancy and equipment	15,172	13,346	1,826	14%
Advertising and promotions	4,167	3,725	442	12%
Data processing	2,842	3,320	(478)	(14)%
Other real estate owned	2,135	1,073	1,062	99%
Regulatory assessments and insurance	2,311	2,620	(309)	(12)%
Core deposit intangible amortization	1,486	1,403	83	6%
Other expenses	22,356	19,634	2,722	14%
Total non-interest expense	$115,442	$102,743	$12,699	12%

Compensation and employee benefits for the first six months of 2015 increased $7.4 million, or 13 percent, from the same period last year due to the increased number of employees from the acquired banks, additional benefit costs and annual salary increases. Occupancy and equipment expense increased $1.8 million, or 14 percent, as a result of increased costs associated with the CB and FNBR acquisitions. Outsourced data processing expense decreased $478 thousand, or 14 percent, from the prior year first six months as a result of a decrease in conversion related expenses. OREO expense of $2.1 million in the first six months of 2015 increased $1.1 million, or 99 percent, from the first six months of the prior year. OREO expense for the first six months of 2015 included $851 thousand of operating expenses, $1.1 million of fair value write-downs, and $214 thousand of loss from the sales of OREO. OREO expenses tend to fluctuate based on the level of activity in various quarters. Other expense of $22.4 million for the first half of 2015 increased by $2.7 million, or 14 percent, from the first half of the prior year primarily from increases in conversion related expenses.

Provision for Loan Losses
The provision for loan losses was $1.0 million for the first six months of 2015, a decrease of $314 thousand, or 23 percent, from the same period in the prior year. Net charged-off loans during the first six months of 2015 was $281 thousand, a decrease of $795 thousand from the first six months of 2014.

Efficiency Ratio
The efficiency ratio was 55.36 percent for the first six months of 2015 and 54.11 percent for the first six months of 2014. The increase in the efficiency ratio resulted from compensation expense and increased costs from acquisitions outpacing the increase in net interest income and increases in gains on sale of loans.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional bank holding company providing commercial banking services in 82 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and  is the parent company for Glacier Bank, Kalispell and Bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown, all operating in Montana; as well as Mountain West Bank, Coeur d’Alene operating in Idaho, Utah and Washington; Citizens Community Bank, Pocatello, operating in Idaho; 1st Bank, Evanston, operating in Wyoming and Utah;  First Bank of Wyoming, Powell and First State Bank, Wheatland, each operating in Wyoming; North Cascades Bank, Chelan, operating in Washington; and Bank of the San Juans, Durango, operating in Colorado.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•	the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio;

•	changes in market interest rates, which could adversely affect the Company’s net interest income and profitability;

•
legislative or regulatory changes that adversely affect the Company’s business, ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•
the risks presented by public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;

•
consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;

•	dependence on the Chief Executive Officer, the senior management team and the Presidents of the Bank divisions;

•	potential interruption or breach in security of the Company’s systems; and

•	the Company’s success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	June 30, 2015	March 31, 2015	December 31, 2014	June 30, 2014
Assets
Cash on hand and in banks	$120,783	109,746	122,834	130,114
Federal funds sold	—	—	1,025	2,852
Interest bearing cash deposits	234,936	73,720	318,550	69,392
Cash and cash equivalents	355,719	183,466	442,409	202,358
Investment securities, available-for-sale	2,361,830	2,544,093	2,387,428	2,559,411
Investment securities, held-to-maturity	593,314	570,285	520,997	483,557
Total investment securities	2,955,144	3,114,378	2,908,425	3,042,968
Loans held for sale	53,201	54,132	46,726	56,021
Loans receivable	4,807,431	4,687,669	4,488,095	4,203,279
Allowance for loan and lease losses	(130,519)	(129,856)	(129,753)	(130,636)
Loans receivable, net	4,676,912	4,557,813	4,358,342	4,072,643
Premises and equipment, net	186,858	187,067	179,175	167,741
Other real estate owned	26,686	28,124	27,804	26,338
Accrued interest receivable	44,563	43,260	40,587	41,765
Deferred tax asset	56,571	41,220	41,737	34,505
Core deposit intangible, net	11,501	12,256	10,900	8,109
Goodwill	130,843	130,843	129,706	129,706
Non-marketable equity securities	24,914	54,277	52,868	52,715
Other assets	66,898	68,260	67,828	55,225
Total assets	$8,589,810	8,475,096	8,306,507	7,890,094
Liabilities
Non-interest bearing deposits	$1,731,015	1,675,451	1,632,403	1,464,938
Interest bearing deposits	4,827,642	4,783,341	4,712,809	4,280,898
Securities sold under agreements to repurchase	408,935	425,652	397,107	315,240
FHLB advances	329,470	298,148	296,944	607,305
Other borrowed funds	6,665	6,703	7,311	7,367
Subordinated debentures	125,776	125,741	125,705	125,633
Accrued interest payable	3,790	3,893	4,155	3,163
Other liabilities	100,066	102,643	102,026	75,535
Total liabilities	7,533,359	7,421,572	7,278,460	6,880,079
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	755	755	750	745
Paid-in capital	720,073	719,506	708,356	692,343
Retained earnings - substantially restricted	330,183	315,236	301,197	292,721
Accumulated other comprehensive income	5,440	18,027	17,744	24,206
Total stockholders’ equity	1,056,451	1,053,524	1,028,047	1,010,015
Total liabilities and stockholders’ equity	$8,589,810	8,475,096	8,306,507	7,890,094
Number of common stock shares issued and outstanding	75,531,258	75,530,030	75,026,092	74,467,908

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Six Months ended
(Dollars in thousands, except per share data)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Interest Income
Residential real estate loans	$7,942	7,761	7,220	15,703	14,307
Commercial loans	40,698	39,022	35,267	79,720	70,309
Consumer and other loans	8,018	7,744	7,583	15,762	15,226
Investment securities	21,959	22,959	23,893	44,918	48,208
Total interest income	78,617	77,486	73,963	156,103	148,050
Interest Expense
Deposits	4,112	4,147	3,061	8,259	6,150
Securities sold under agreements to repurchase	232	241	192	473	402
Federal Home Loan Bank advances	2,217	2,195	2,447	4,412	4,961
Federal funds purchased and other borrowed funds	15	27	48	42	101
Subordinated debentures	793	772	780	1,565	1,554
Total interest expense	7,369	7,382	6,528	14,751	13,168
Net Interest Income	71,248	70,104	67,435	141,352	134,882
Provision for loan losses	282	765	239	1,047	1,361
Net interest income after provision for loan losses	70,966	69,339	67,196	140,305	133,521
Non-Interest Income
Service charges and other fees	14,303	12,999	13,547	27,302	25,766
Miscellaneous loan fees and charges	1,142	1,157	1,200	2,299	2,229
Gain on sale of loans	7,600	5,430	4,778	13,030	8,373
(Loss) gain on sale of investments	(98)	5	(48)	(93)	(99)
Other income	2,855	3,102	3,027	5,957	5,623
Total non-interest income	25,802	22,693	22,504	48,495	41,892
Non-Interest Expense
Compensation and employee benefits	32,729	32,244	28,988	64,973	57,622
Occupancy and equipment	7,810	7,362	6,733	15,172	13,346
Advertising and promotions	2,240	1,927	1,948	4,167	3,725
Data processing	1,593	1,249	2,032	2,842	3,320
Other real estate owned	1,377	758	566	2,135	1,073
Regulatory assessments and insurance	1,006	1,305	1,028	2,311	2,620
Core deposit intangibles amortization	755	731	693	1,486	1,403
Other expenses	12,435	9,921	10,685	22,356	19,634
Total non-interest expense	59,945	55,497	52,673	115,442	102,743
Income Before Income Taxes	36,823	36,535	37,027	73,358	72,670
Federal and state income tax expense	7,488	8,865	8,350	16,353	17,263
Net Income	$29,335	27,670	28,677	57,005	55,407
Basic earnings per share	$0.39	0.37	0.38	0.76	0.74
Diluted earnings per share	$0.39	0.37	0.38	0.76	0.74
Dividends declared per share	$0.19	0.18	0.17	0.37	0.33
Average outstanding shares - basic	75,530,591	75,206,348	74,467,576	75,369,366	74,452,568
Average outstanding shares - diluted	75,565,655	75,244,959	74,499,660	75,407,621	74,491,459

Glacier Bancorp, Inc.
Average Balance Sheet

	Three Months ended			Six Months ended
	June 30, 2015			June 30, 2015
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$688,214	$7,942	4.62%	$670,058	$15,703	4.69%
Commercial loans [1]	3,439,432	41,343	4.82%	3,361,582	80,948	4.86%
Consumer and other loans	627,847	8,018	5.12%	618,900	15,762	5.14%
Total loans [2]	4,755,493	57,303	4.83%	4,650,540	112,413	4.87%
Tax-exempt investment securities [3]	1,315,849	19,022	5.78%	1,309,049	37,515	5.73%
Taxable investment securities [4]	1,848,222	9,655	2.09%	1,876,372	20,409	2.18%
Total earning assets	7,919,564	85,980	4.35%	7,835,961	170,337	4.38%
Goodwill and intangibles	142,781			141,759
Non-earning assets	391,562			385,605
Total assets	$8,453,907			$8,363,325
Liabilities
Non-interest bearing deposits	$1,693,414	$—	—%	$1,655,981	$—	—%
NOW accounts	1,343,474	258	0.08%	1,327,491	526	0.08%
Savings accounts	744,845	84	0.05%	729,456	173	0.05%
Money market deposit accounts	1,336,889	513	0.15%	1,320,538	1,030	0.16%
Certificate accounts	1,153,143	1,784	0.62%	1,159,279	3,627	0.63%
Wholesale deposits [5]	215,138	1,473	2.75%	217,746	2,903	2.69%
FHLB advances	315,104	2,217	2.78%	307,581	4,412	2.85%
Repurchase agreements and other borrowed funds	497,638	1,040	0.84%	500,710	2,080	0.84%
Total funding liabilities	7,299,645	7,369	0.40%	7,218,782	14,751	0.41%
Other liabilities	89,751			88,952
Total liabilities	7,389,396			7,307,734
Stockholders’ Equity
Common stock	755			754
Paid-in capital	719,730			715,949
Retained earnings	329,781			321,936
Accumulated other comprehensive income	14,245			16,952
Total stockholders’ equity	1,064,511			1,055,591
Total liabilities and stockholders’ equity	$8,453,907			$8,363,325
Net interest income (tax-equivalent)		$78,611			$155,586
Net interest spread (tax-equivalent)			3.95%			3.97%
Net interest margin (tax-equivalent)			3.98%			4.00%
__________

[1]	Includes tax effect of $645 thousand and $1.2 million on tax-exempt municipal loan and lease income for the three and six months ended June 30, 2015.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $6.4 million and $12.3 million on tax-exempt investment security income for the three and six months ended June 30, 2015.

[4]	Includes tax effect of $362 thousand and $724 thousand on federal income tax credits for the three and six months ended June 30, 2015.

[5]	Wholesale deposits include brokered deposits classified as NOW, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Jun 30, 2014	Mar 31, 2015	Dec 31, 2014	Jun 30, 2014
Custom and owner occupied construction	$56,460	$51,693	$56,689	$51,497	9%	—%	10%
Pre-sold and spec construction	45,063	44,865	47,406	34,114	—%	(5)%	32%
Total residential construction	101,523	96,558	104,095	85,611	5%	(2)%	19%
Land development	78,059	81,488	82,829	81,589	(4)%	(6)%	(4)%
Consumer land or lots	98,365	97,519	101,818	101,042	1%	(3)%	(3)%
Unimproved land	76,726	80,206	86,116	51,457	(4)%	(11)%	49%
Developed lots for operative builders	13,673	14,210	14,126	15,123	(4)%	(3)%	(10)%
Commercial lots	20,047	21,059	16,205	17,238	(5)%	24%	16%
Other construction	126,966	148,535	150,075	112,081	(15)%	(15)%	13%
Total land, lot, and other construction	413,836	443,017	451,169	378,530	(7)%	(8)%	9%
Owner occupied	874,651	877,293	849,148	816,859	—%	3%	7%
Non-owner occupied	718,024	704,990	674,381	617,693	2%	6%	16%
Total commercial real estate	1,592,675	1,582,283	1,523,529	1,434,552	1%	5%	11%
Commercial and industrial	635,259	585,501	547,910	549,143	8%	16%	16%
Agriculture	374,258	340,364	310,785	288,555	10%	20%	30%
1st lien	802,152	796,947	775,785	757,954	1%	3%	6%
Junior lien	67,019	67,217	68,358	73,130	—%	(2)%	(8)%
Total 1-4 family	869,171	864,164	844,143	831,084	1%	3%	5%
Multifamily residential	195,674	177,187	160,426	152,169	10%	22%	29%
Home equity lines of credit	356,077	347,693	334,788	309,282	2%	6%	15%
Other consumer	147,427	141,347	133,773	134,414	4%	10%	10%
Total consumer	503,504	489,040	468,561	443,696	3%	7%	13%
Other	174,732	163,687	124,203	95,960	7%	41%	82%
Total loans receivable, including loans held for sale	4,860,632	4,741,801	4,534,821	4,259,300	3%	7%	14%
Less loans held for sale [1]	(53,201)	(54,132)	(46,726)	(56,021)	(2)%	14%	(5)%
Total loans receivable	$4,807,431	$4,687,669	$4,488,095	$4,203,279	3%	7%	14%

_______
[1] Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Jun 30, 2014	Jun 30, 2015	Jun 30, 2015	Jun 30, 2015
Custom and owner occupied construction	$1,079	1,101	1,132	1,196	1,079	—	—
Pre-sold and spec construction	18	218	218	609	18	—	—
Total residential construction	1,097	1,319	1,350	1,805	1,097	—	—
Land development	20,405	21,220	20,842	23,718	10,301	—	10,104
Consumer land or lots	2,647	2,531	3,581	2,804	1,062	177	1,408
Unimproved land	12,580	13,448	14,170	12,421	10,579	—	2,001
Developed lots for operative builders	848	929	1,318	2,186	436	201	211
Commercial lots	2,050	2,496	2,660	2,787	241	—	1,809
Other construction	4,244	4,989	5,151	5,156	—	—	4,244
Total land, lot and other construction	42,774	45,613	47,722	49,072	22,619	378	19,777
Owner occupied	13,057	13,121	13,574	14,595	9,781	11	3,265
Non-owner occupied	3,179	3,771	3,013	3,956	1,577	164	1,438
Total commercial real estate	16,236	16,892	16,587	18,551	11,358	175	4,703
Commercial and industrial	5,805	6,367	4,375	5,850	5,698	22	85
Agriculture	2,769	2,845	3,074	3,506	2,321	—	448
1st lien	9,867	9,502	9,580	17,240	8,210	31	1,626
Junior lien	739	680	442	1,146	739	—	—
Total 1-4 family	10,606	10,182	10,022	18,386	8,949	31	1,626
Multifamily residential	—	—	440	729	—	—	—
Home equity lines of credit	4,742	5,507	6,099	4,289	4,742	—	—
Other consumer	164	243	231	277	105	12	47
Total consumer	4,906	5,750	6,330	4,566	4,847	12	47
Other	29	1,800	—	—	29	—	—
Total	$84,222	90,768	89,900	102,465	56,918	618	26,686

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Jun 30, 2014	Mar 31, 2015	Dec 31, 2014	Jun 30, 2014
Pre-sold and spec construction	$—	$—	$869	$144	n/m	(100)%	(100)%
Consumer land or lots	158	365	391	267	(57)%	(60)%	(41)%
Unimproved land	755	278	267	899	172%	183%	(16)%
Developed lots for operative builders	—	19	—	—	(100)%	n/m	n/m
Commercial lots	66	585	21	—	(89)%	214%	n/m
Total land, lot and other construction	979	1,247	679	1,166	(21)%	44%	(16)%
Owner occupied	4,727	4,841	5,971	6,125	(2)%	(21)%	(23)%
Non-owner occupied	8,257	4,327	3,131	1,665	91%	164%	396%
Total commercial real estate	12,984	9,168	9,102	7,790	42%	43%	67%
Commercial and industrial	6,760	6,600	2,915	2,528	2%	132%	167%
Agriculture	353	3,715	994	497	(90)%	(64)%	(29)%
1st lien	2,891	7,307	6,804	2,408	(60)%	(58)%	20%
Junior lien	335	384	491	536	(13)%	(32)%	(38)%
Total 1-4 family	3,226	7,691	7,295	2,944	(58)%	(56)%	10%
Multifamily Residential	671	676	—	689	(1)%	n/m	(3)%
Home equity lines of credit	2,464	3,350	1,288	1,839	(26)%	91%	34%
Other consumer	996	1,003	928	938	(1)%	7%	6%
Total consumer	3,460	4,353	2,216	2,777	(21)%	56%	25%
Other	41	—	1,834	57	n/m	(98)%	(28)%
Total	$28,474	$33,450	$25,904	$18,592	(15)%	10%	53%

_______
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Jun 30, 2014	Jun 30, 2015	Jun 30, 2015
Pre-sold and spec construction	$(23)	(9)	(94)	(39)	—	23
Land development	(807)	(23)	(390)	(333)	256	1,063
Consumer land or lots	(77)	(15)	375	97	71	148
Unimproved land	(86)	(50)	52	(126)	—	86
Developed lots for operative builders	(98)	(96)	(140)	(117)	13	111
Commercial lots	(3)	(1)	(6)	(3)	—	3
Other construction	(1)	(1)	—	—	—	1
Total land, lot and other construction	(1,072)	(186)	(109)	(482)	340	1,412
Owner occupied	271	316	669	(7)	349	78
Non-owner occupied	109	82	(162)	(184)	116	7
Total commercial real estate	380	398	507	(191)	465	85
Commercial and industrial	1,007	426	1,069	1,343	1,272	265
Agriculture	(7)	(4)	28	—	—	7
1st lien	(49)	(30)	372	298	19	68
Junior lien	(129)	(54)	183	91	29	158
Total 1-4 family	(178)	(84)	555	389	48	226
Multifamily residential	(29)	(20)	138	1	—	29
Home equity lines of credit	206	121	190	(120)	227	21
Other consumer	(3)	20	226	175	246	249
Total consumer	203	141	416	55	473	270
Total	$281	662	2,510	1,076	2,598	2,317

Visit our website at www.glacierbancorp.com